UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2005

TEXAS UNITED BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-49928	75-2768656
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

202 W. Colorado Street
La Grange, Texas		78945
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (979) 968-8451

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 30, 2005, Texas United Statutory Trust III, a Connecticut statutory trust (the “Trust”), formed by Texas United Bancshares, Inc. (the “Company”), completed a private placement of $15,500,000 of floating rate trust preferred securities (the “Trust Preferred Securities”). The Trust Preferred Securities require quarterly distributions of interest by the Trust to the holders of the Trust Preferred Securities. Distributions will be payable quarterly at a variable rate of interest which will reset quarterly equal to the 3-month London Interbank Offered Rate (LIBOR) plus 1.39% per annum. The Trust simultaneously issued 480 common securities of the Trust to the Company for a purchase price of $480,000, which constitutes all of the issued and outstanding common securities of the Trust.

The Trust used the proceeds from the sale of the Trust Preferred Securities and the common securities to purchase $15,980,000 in junior subordinated deferrable interest debentures due 2035 from the Company (the “Debentures”). A portion of the net proceeds to the Company from the sale of the Debentures to the Trust were used to fund the Company’s acquisition of Gateway Holding Company, Inc., which was consummated on December 1, 2005.

The Debentures were issued pursuant to an Indenture dated as of November 30, 2005 (“Indenture”) between the Company and U. S. Bank National Association, as trustee. The terms of the Debentures are substantially the same as the terms of the Trust Preferred Securities. The interest payments on the Debentures paid by the Company will be used by the Trust to pay the quarterly distributions to the holders of the Trust Preferred Securities.

The Debentures are subordinated to any other indebtedness of the Company that, by its terms, is not similarly subordinated. The Debentures mature on December 15, 2035, but are redeemable at the Company’s option at par plus accrued and unpaid interest on or after December 15, 2010, or at any time prior to December 15, 2010 at a special redemption price upon certain events, such as a change in the regulatory capital treatment of the Trust Preferred Securities, the Trust being deemed an investment company or the occurrence of certain adverse tax events. If the Company redeems any amount of the Debentures, the Trust must redeem a like amount of the Trust Preferred Securities.

The Company may defer the interest payments on the Debentures for up to 20 consecutive quarterly periods so long as no event of default under the Indenture has occurred and is continuing. However, the Company may not pay any dividends on, or redeem or repurchase its common stock if it elects to defer interest payments on the Debentures or defaults on any principal or interest payments due on the Debentures.

The Company has guaranteed the payment of distributions and payments on liquidation or redemption of the Trust Preferred Securities, but only in each case if and to the extent of funds held by the Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS UNITED BANCSHARES, INC. (Registrant)

Dated: December 7, 2005	By:	/S/ L. DON STRICKLIN
L. Don Stricklin President and Chief Executive Officer

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